Exhibit 99.1

VISTRA CORP.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

On March 1, 2024, Vistra Corp., a Delaware corporation (“Vistra”) completed its previously announced transaction pursuant to that certain Transaction Agreement dated as of March 6, 2023 (the “Transaction Agreement”), by and among Vistra Operations Company, LLC, a Delaware limited liability company (“Parent” or the “Company”) and an indirect wholly owned subsidiary of Vistra, Black Pen Inc., a Delaware corporation (“Merger Sub”) and an indirect wholly-owned subsidiary of Parent, and Energy Harbor Corp., a Delaware corporation (“Energy Harbor”), pursuant to which, among other things, Merger Sub merged with and into Energy Harbor (the “Merger”), with Energy Harbor continuing as the surviving entity following the completion of the Merger.

Subject to the terms and conditions of the Transaction Agreement, prior to the consummation of the Merger, the Company caused certain of its subsidiaries to transfer certain of its subsidiary entities, including Merger Sub, to Vistra Vision, LLC, a newly formed Delaware limited liability company and then indirect wholly-owned subsidiary of the Company (“Vistra Vision”). Vistra contributed its nuclear and retail businesses and specified Vistra Zero renewables and storage projects (“Vistra Legacy”) into Vistra Vision (the “Contribution”). The Contribution and the Merger combined Energy Harbor’s nuclear and retail businesses with Vistra Legacy under Vistra Vision.

In September 2023, Vistra Operations issued $650 million aggregate principal amount of 6.950% senior secured notes (“Senior Secured Notes”) due 2033 and $1.1 billion aggregate principal amount of 7.750% senior unsecured notes (“Senior Unsecured Notes”) due 2031. Vistra incurred fees and expenses related to the Senior Secured Notes and Senior Unsecured Notes that totaled $7 million and $14 million, respectively, for the year ended December 31, 2023. These fees and expenses were capitalized as a reduction in the carrying amount of the debt. On February 29, 2024, Vistra drew on the Receivables Facility1 in the amount of $750 million, on the Repurchase Facility2 in the amount of $125 million, and on the Commodity-Linked Facility3 in the amount of $500 million. Vistra financed the Merger with the net proceeds from the Senior Secured Notes, Senior Unsecured Notes, Receivables Facility, Repurchase Facility, Commodity-Linked Facility, and cash on hand.

Collectively, the Merger, Contribution, Receivables Facility, Repurchase Facility, and the Commodity-Linked Facility are referred to as the “Transactions.” Total consideration paid by the Company to Energy Harbor shareholders for the Merger consisted of approximately $3.0 billion in cash and a 15% equity interest in Vistra Vision (the “Consideration”). In addition, Vistra Vision paid $100 million of Energy Harbor’s transaction expenses and assumed approximately $430 million of debt from Energy Harbor in the Merger.

The Unaudited Pro Forma Combined Consolidated Statements of Operations for the nine months ended September 30, 2024 has been prepared to give effect to the Transactions, Senior Secured Notes, and Senior Unsecured Notes as if they had occurred on January 1, 2023. The financial information of Energy Harbor was derived from Energy Harbor’s unaudited condensed consolidated statement of operations for the period from January 1, 2024 through March 1, 2024. For all periods after March 1, 2024 Energy Harbor’s results were included in Vistra’s consolidated financial statements. No unaudited pro forma combined condensed consolidated balance sheet is presented herein since the Transactions are already reflected in Vistra’s most recent condensed consolidated balance sheet filed with the SEC.

The Merger was accounted for using the acquisition method with Vistra as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

[1]

TXU Energy Receivables Company LLC, an indirect subsidiary of Vistra, and Vistra Operations are party to an accounts receivable financing facility provided by issuers of asset-backed commercial paper and commercial banks (“Purchasers”) (as amended, the “Receivables Facility”).

[2]

TXU Energy Retail Company (“TXU Energy”) and the other originators under the Receivables Facility have a repurchase facility that is provided on an uncommitted basis by MUFG Bank, Ltd. (“Repurchase Facility”).

[3]

In order to support Vistra’s comprehensive hedging strategy, in February 2022, Vistra Operations entered into a $1.0 billion senior secured commodity-linked revolving credit facility (Commodity-Linked Facility).

The Unaudited Pro Forma Combined Consolidated Financial Information presented is based on available information using assumptions the Company believes are reasonable. The Unaudited Pro Forma Combined Consolidated Financial Information and related notes are provided for illustrative purposes only and do not purport to represent the Company’s actual results of operations had the Transactions occurred on the date indicated, nor do they project the Company’s results of operations for any future period or date. The Unaudited Pro Forma Combined Consolidated Financial Information does not consider any cost savings, operating synergies, or additional costs that may be incurred to achieve such synergies, or otherwise incurred, after completing the Merger. As such, the actual results reported by the Company in periods following the Transactions may differ materially from the Unaudited Pro Forma Combined Consolidated Financial Information. The Company believes its current estimates provide a reasonable basis of presenting the significant effects of the Transactions. However, the estimates and assumptions are subject to change as additional information becomes available. For purposes of the Unaudited Pro Forma Combined Consolidated Financial Information, the adjustments related to Receivables Facility and Repurchase Facility to effectuate the Transactions are shown in a separate column as “Financing Adjustments.”

The Unaudited Pro Forma Combined Consolidated Financial Information should be read in conjunction with the historical consolidated financial statements and accompanying notes included in Vistra’s audited consolidated financial statements as of and for the year ended December 31, 2023, contained in the Form 10-K filed on February 29, 2024, Energy Harbor’s audited consolidated financial statements as of and for the year ended December 31, 2023 and Vistra’s unaudited pro forma combined financial statements as of and for the year ended December 31, 2023 contained in the Form 8-K/A filed on April 9, 2024, the Transaction Agreement, which is attached as Exhibit 2.1 to the Form 8-K published on March 7, 2023, and the historical consolidated financial statements and accompanying notes included in Vistra’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2024, contained in the Form 10-Q filed on November 8, 2024.

The Unaudited Pro Forma Combined Consolidated Financial Information have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or are expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting transaction accounting adjustments in the Unaudited Pro Forma Combined Consolidated Financial Statements.

VISTRA CORP.

Unaudited Pro Forma Combined Consolidated Statement of Operations

Nine Months Ended September 30, 2024

(Millions of Dollars, Except Per Share Amounts)

		Energy Harbor,
	Historical	As Adjusted	Transaction		Financing		Pro Forma
	Vistra Corp	(Note 1)	Adjustments		Adjustments		Combined
Operating revenues	$13,187	$723	$1	2 (a)	$—		$13,911
Fuel, purchased power costs and delivery fees	(5,520)	(444)	(33	) 2(a)	—		(5,997)
Operating costs	(1,742)	(192)	(9	) 2(b)	—		(1,943)
Depreciation and amortization	(1,306)	(9)	(1	) 2(a)	—		(1,372)
			(56	) 2(c)
Selling, general and administrative expenses	(1,137)	(257)	257	2(d)	—		(1,137)
Impairment of long-lived and other assets	—	—	—		—		—

Operating income (loss)	3,482	(179)	159		—		3,462
Other income	292	7	—		—		299
Nuclear decommissioning trust results	—	21	—		—		21
Other deductions	(10)	—	—		—		(10)
Interest expense and related charges	(743)	(4)	—		(14	) 3(a)	(761)
Impacts of Tax Receivable Agreement	(5)	—	—		—		(5)

Net income (loss) before income taxes	3,016	(155)	159		(14)		3,006
Income tax (expense) benefit	(694)	47	(36	) 2(e)	3	3(b)	(680)

Net income (loss)	2,322	(108)	123		(11)		2,326

Net (income) loss attributable to noncontrolling interest	(104)	—	48	2(f)	—		(56)

Net income (loss) attributable to Vistra	2,218	(108)	171		(11)		2,270
Cumulative dividends attributable to preferred stock	(144)	—	—		—		(144)

Net income (loss) attributable to Vistra common stock	$2,074	$(108)	$171		$(11)		$2,126

Weighted average shares of common stock outstanding:
Basic	346,315,215						346,315,215
Diluted	353,805,937						353,805,937
Net income (loss) per weighted average share of common stock outstanding:
Basic	$5.99						$6.14
Diluted	$5.86						$6.01

See accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Information.

Note 1. Reclassification Adjustments

Certain reclassifications have been made in the historical presentation of Energy Harbor’s financial statements for the period from January 1, 2024 through February 29, 2024 to conform to Vistra’s historical presentation. Additionally, as part of preparing these Unaudited Pro Forma Combined Consolidated Financial Statements, Vistra conducted a review of the accounting policies of Energy Harbor to determine if differences in accounting policies require reclassification of Energy Harbor financial statement results to conform to Vistra’s accounting policies. Aside from the accounting policy reclassifications identified below, Vistra did not become aware of any material differences between the accounting policies of Energy Harbor and Vistra.

Reclassification and classification of the Unaudited Pro Forma Combined Consolidated Statement of Operations for the nine months ended September 30, 2024:

	Nine Months Ended September 30, 2024
		(Millions of Dollars)
	Before	Reclassification		After
	Reclassification	Amount	Ref.	Reclassification
Revenues	731	(731)	(a)	—
Operating revenues		723	(a)(d)	723
Fuel and purchased power	420	(420)	(a)(b)	—
Fuel, purchased power costs and delivery fees		444	(b)(d)	444
Depreciation and amortization	15	(6)	(c)	9
Other operating costs	475	(475)	(b)(d)	—
Operating costs		192	(c)(d)	192
Selling, general and administrative expenses		257	(d)	257
Other income / (expense)	7	(7)	(e)	—
Other income		7	(e)	7
Interest expense, net	(4)	4	(f)	—
Interest expense and related charges		(4)	(f)	(4)
Income tax expense (benefit)	(47)	47	(g)	—
Income tax (expense) benefit		(47)	(g)	(47)

(a)

Represents reclassification of $731 million and $8 million from Revenues and Fuel and purchased power, respectively, to Operating revenues. The $8 million represents a reclassification to align Energy Harbor’s presentation of capacity costs to Vistra’s practice of recording capacity costs in revenue.

(b)

Represents reclassification of $403 million and $9 million from Fuel and purchased power to Fuel, purchased power costs and delivery fees and Operating costs, respectively. Fuel, purchased power costs and delivery fees after reclassification is comprised of the $403 million reclassification from Fuel and purchased power and the $41 million reclassification from Other operating costs noted in tickmark (d).

(c)

Represents reclassification of $6 million and $9 million from Depreciation and amortization to Operating costs and Depreciation and amortization, respectively. The $6 million of accretion expense for asset retirement obligations represents a reclassification to align Energy Harbor’s presentation in Depreciation and amortization to Vistra’s presentation in Operating costs.

(d)

Represents reclassification of $177 million, $257 million and $41 million from Other operating costs to Operating costs, Selling, general and administrative expenses and Fuel, purchased power costs and delivery fees, respectively. Operating costs after reclassification is comprised of the $177 million reclassification from Other operating costs, the $9 million reclassification from Fuel and purchased power noted in tickmark (b) the $6 million reclassification from Depreciation and amortization noted in tickmark (c).

(e)	Represents the reclassification of $7 million from Other income / (expense) to Other income.
(f)	Represents the reclassification of $4 million from Interest expense, net to Interest expense and related charges.
(g)	Represents the reclassification of $47 million from Income tax expense (benefit) to Income tax (expense) benefit.

Note 2. Pro Forma Transaction Adjustments and Assumptions

Statement of Operations for the nine months ended September 30, 2024:

(a)	Reflects the adjustment to revenue, depreciation and amortization and fuel, purchased power costs and delivery fees for the amortization related to intangible assets acquired.

(b)	Reflects the adjustment to accretion expense related to the recalculation of the assets retirement obligations using Vistra’s credit-adjusted risk-free rate.

(c)

Reflects the incremental depreciation expense related to the step-up in the fair value measurement of the Energy Harbor nuclear assets, including nuclear fuel. The remaining estimated depreciable lives of the nuclear assets range from 12 to 24 years. The remaining estimated depreciable lives of the nuclear fuel is 3 years.

(d)

Reflects the adjustment to selling, general and administrative expenses for the transaction costs which were contingent on the closing of the acquisition and were therefore incurred contemporaneously with the closing and not considered an incurred expense by Vistra or Energy Harbor.

(e)

Reflects the estimated income tax impact of the pro forma adjustments from the Merger at the estimated blended federal and state statutory tax rate of approximately 22.7% for the nine months ended September 30, 2024. Because the tax rates used for these Unaudited Pro Forma Combined Consolidated financial statements are an estimate, the blended rate will likely vary from the actual effective rate.

(f)

Reflects the adjustment to Net (income) loss attributable to noncontrolling interest for the 15% equity in Vistra Vision which was issued to certain shareholders of Energy Harbor as part of the Consideration.

Note 3. Financing Adjustments

Vistra entered into additional financing transactions to effectuate the Merger. On February 29, 2024 Vistra drew down the entire $750 million available under the Accounts Receivable Financing Facility, the $125 million available under the Repurchase Facility, and $500 million available under the Commodity-Linked Facility. The remaining amount was funded with cash on hand. The actual amount of interest expense incurred could differ from the amount of interest expense reflected in the Unaudited Pro Forma Combined Consolidated Financial Information and are subject to change.

Statement of Operations for the nine months ended September 30, 2024:

For pro forma purposes, interest expense, including amortization of fees, is calculated based on the pro forma period presented under the Repurchase Facility, which assumes Secured Overnight Financing Rate (“SOFR”) or another base rate plus an applicable margin, the Receivables Facility, and the Commodity-Linked Facility.

(a)

Reflects the net increase to interest expense and related charges resulting from the draw on the Receivables Facility, Repurchase Facility, and the Commodity-Linked Facility to effectuate the Transactions as follows:

Nine Months Ended
September 30, 2024
(Millions of Dollars)
Interest expense and related charges for Receivables Facility	$8
Interest expense and related charges for Repurchase Facility	1
Interest expense and related charges for Commodity-Linked Facility	5

Net increase to Interest expense and other charges	$14

A 0.125% change in the variable interest rate of the Repurchase Facility and Commodity-Linked Facility would increase or decrease interest expense by less than $1 million for both the Repurchase Facility and Commodity-Linked Facility in the Unaudited Pro Forma Combined Consolidated Statement of Operations for the nine months ended September 30, 2024.

(b)

Reflects the estimated income tax impact of the financing pro forma adjustments at the estimated blended federal and state statutory tax rate of approximately 22.7% for the nine months ended September 30, 2024. Because the tax rates used for these Unaudited Pro Forma Combined Consolidated financial statements are an estimate, the blended rate will likely vary from the actual effective rate.